EXHIBIT 10.07

The attached exhibit sets forth the currently operative

portions of Joie A. Gregor’s employment agreement.

HEIDRICK & STRUGGLES

Consultants in Executive Search

May 4, 1993

Michael T. Christy

Partner

Ms. Joie A Gregor

702 Gates Road

Gates Mill, Ohio 44040

Dear Joie:

I am pleased to confirm Heidrick & Struggles, Inc.’s offer of employment to you.

We are looking forward to your arrival and want to set forth our understanding:

1.	You will join our Tyson’s Corner (Vienna, Virginia) Office with the title of Partner at a monthly base salary of $12,500.00 (which is $150,000.00 annually), commencing on your first day of employment, which shall be June 1, 1993. Currently, salaries are reviewed annually in March, so that your first salary review will be in March 1994. A copy of our Partner/Consultant Cash Compensation Policy is enclosed for your information.

2.	You will first be eligible for a discretionary bonus for the year ending on December 31, 1993. You understand that, except for the minimum bonuses referred to below, all bonuses are discretionary and not earned until declared by the Board of Directors or the Executive Committee of the Board of Directors, and that all discretionary, incentive and/or minimum bonuses are payable only if you are in our employ on the bonus payment dates. As we discussed, you will be eligible to receive a minimum bonus for 1993 as follows:

1993 Minimum Bonus. Subject to the following conditions, you will receive a $182,000 minimum bonus for the calendar year ending December 31, 1993, payable as follows:

(1)	$35,000 payable on June 30, 1993;

(2)	$25,000 payable on September 30, 1993;

(3)	$122,000 payable at the time 1993 bonuses are paid in March 1994;

provided, however, that the foregoing 1993 minimum bonus will be reduced by $.50 for each $1.00 that the sum of your June 1-December 31, 1993 fee and SOB credits is less than $773,000. You expect to achieve at least

8000 Towers Crescent Drive Suite 555 Vienna, VA 22182 Phone: 703/761-4830 FAX: 703/761-4831

Heidrick & Struggles, Inc. Offices in Principal Cities of the World

Ms. Joie A. Gregor

May 4, 1993

Page Two

$292,000 in fee credits and $481,000 in SOB credits between June 1, 1993, and December 31, 1993. [For example, if your 1993 fee credits equal $300,000 and your SOB credits equal $450,000—the sum of these credits is $750,000-$23,000 less than $773,000, so the minimum bonus payable in March 1994 would be reduced by $11,500.]

Notwithstanding anything in this section 2 to the contrary, at our option, we may prepay in 1993 all or part of your bonus that would otherwise be payable in March 1994, provided that any such prepayment shall be supported by fee and SOB credits which have actually been collected.

3.	We will also pay you a special bonus of $21,000 on November 30, 1993, and a special bonus of $21,000 on February 28, 1994. This special bonus will not be part of your discretionary bonus, if any, under our compensation guidelines.

4.	We will pay the initiation fee and regular monthly dues at a downtown business club approved by your Office Managing Partner in accordance with our business club policy, a copy of which is enclosed.

5.	You will be eligible to participate in our fringe benefit programs in accordance with the programs’ terms. Copies of the booklets and Summary Plan Descriptions describing our medical, dental, disability, life insurance, Flexible Spending Account and 401(k) Profit-Sharing and Retirement Plan will be provided at a later date.

6.	If you accept our offer of employment, you will become an “employee at will” unless or until we may otherwise agree in writing. This gives both of us the maximum flexibility and permits either of us to terminate employment and compensation at any time for any reason.

7.	Two copies of an agreement relating to trade secrets, confidential information, clients, et cetera, are enclosed. We ask that all Consultants and Partners sign this agreement. Please review and sign both copies and return one to me for processing. Of course, please call me if you have any questions about this agreement.

8.	You have advised us that you have not signed any agreement that will, in any way, affect your joining our firm or the performance of your work for us.

9.

This agreement, which has been reviewed and approved by our CEO (who has authorized Michael T. Christy to sign this letter on behalf of the Office Managing Partner), contains our entire understanding and can be amended only in writing

Ms. Joie A. Gregor

May 4, 1993

Page Three

which is signed by you, your Office Managing Partner, and either the CEO or CFO of the company. No promises have been made to you which are not set forth in this letter.

To acknowledge your acceptance of our offer of employment, please sign and return to me the enclosed copy of this letter, together with the agreement referred to in Item 8 above.

Sincerely,

/s/ MICHAEL T. CHRISTY

Michael T. Christy

Enclosures

cc:	Robert E. Hallagan, CEO

Richard D. Nelson, CFO

ACCEPTED:

/s/ MS. JOIE A. GREGOR	5/5/93 Date

Ms. Joie A. Gregor

HEIDRICK & STRUGGLES

Consultants in Executive Search

May 10, 1993

Michael T. Christy

Partner

Ms. Joie A. Gregor

702 Gates Road

Gates Mill, Ohio 44040

Dear Joie:

This letter will serve to amend the May 4, 1993 employment letter agreement between you and Heidrick & Struggles, Inc. (“the company”) as follows:

1.	Under point 1, your first day of employment will be May 4, 1993.

All other terms and conditions of the May 4, 1993, Heidrick & Struggles, Inc. offer of employment letter to you remain unchanged and in full force.

To acknowledge your acceptance of this amendment, please sign and return to me the enclosed copy of this letter.

Sincerely,

/s/ MICHAEL T. CHRISTY

Michael T. Christy

ACCEPTED:

/s/ JOIE A. GREGOR	5-11-93 Date

Joie A. Gregor

APPROVED:

/s/ RICHARD D. NELSON	6-7-93 Date

Richard D. Nelson

8000 Towers Crescent Drive Suite 555 Vienna, VA 22182 Phone: 703/761-4830 FAX: 703/761-4831

Heidrick & Struggles, Inc. Offices in Principal Cities of the World

HEIDRICK & STRUGGLES

Consultants in Executive Search

David C. Anderson

North America Managing Partner

April 29, 1999

Ms. Joie A. Gregor

10040 East Happy Valley Road, #2035

Scottsdale, Arizona 85255

Dear Joie:

Now that your temporary assignment as the Office Managing Partner of our New York City, New York, office has concluded, it is appropriate to amend your employment letter agreement to reflect our current understandings.

This letter will serve, effective February 1, 1999, as a fifth amendment to the May 4, 1993, employment letter agreement as amended on May 10, 1993, August 26, 1993, October 20, 1993, and December 19, 1997, between you and Heidrick & Struggles, Inc. (“Agreement”). Your Agreement is amended as follows:

1.	Your role as the Office Managing Partner of our New York City, New York, office will conclude as of February 1, 1999, and effective February 1, 1999, you will remain in our New York City, New York office with the title of “Partner” reporting to the New York Office Managing Partner. Your monthly base salary of $29,166.67 (which is $350,000.00 annually) will continue without change.

2.	You will continue to be eligible for a discretionary bonus in accordance with our Partner/Principal Cash Compensation Policy.

3.	Unless we otherwise agree in writing, the transportation costs reimbursement which is referred to in Section 3 of your December 19, 1997, amendment to your Agreement will no longer apply.

4.	You have agreed to remain in the employ of the company for at least three years from the effective date of this amendment and not to compete, directly or indirectly, with our company or solicit to hire or hire any of our employees or provide executive search services to our clients for a period of 18 months in the U.S.A. following the date of termination of your employment with the company, for any reason; provided, however, that notwithstanding the foregoing you may compete with our firm after a period of 12 months following the date of termination of your employment with our firm, for any reason, provided that you are engaged in business on your own and are not directly or

2200 Ross Avenue Suite 4700E Dallas, TX 75201-2787 Phone: 214/220-2130 FAX: 214/220-1029

Heidrick & Struggles, Inc. Offices in Principal Cities of the World

Ms. Joie A. Gregor

April 29, 1999

Page Two

indirectly part of or affiliated with another entity engaged in executive search (this would not prohibit you from hiring consultants and/or other staff to join a firm created by you). In consideration of the foregoing agreements by you, the company has agreed, subject to Board of Director approval, to vest all of your stock options and all other unvested equity on the date your employment with the company terminates (for any reason) provided that any termination initiated by you takes place at least three years after the effective date of this amendment.

5.	This Agreement and its terms are confidential and you agree not to disclose the terms of this letter to anyone other than your spouse and your counsel.

6.	Except as amended above, your Agreement, as amended, remains in full force and effective without change.

To acknowledge your acceptance of this amendment, please sign and return to me the enclosed copy of this letter.

Sincerely yours,

/s/ DAVID C. ANDERSON

David C. Anderson
North America Managing Partner

ACCEPTED:

/s/ JOIE A. GREGOR	5-1-99 Date

Joie A. Gregor

APPROVED:

/s/ PATRICK S. PITTARD

Patrick S. Pittard	Date

HEIDRICK & STRUGGLES

Consultants in Executive Search

Marvin B. Berenblum

Managing Partner

November 15, 1999

Ms. Joie A. Gregor

10040 East Happy Valley Road, #2035

Scottsdale, Arizona 85255

Dear Joie:

This letter will serve, effective September 1, 1999, as a sixth amendment to the May 4, 1993, employment letter agreement as amended on May 10, 1993, August 26, 1993, October 20, 1993, December 19, 1997, and April 29, 1999, between you and Heidrick & Struggles, Inc. (“Agreement”). Your Agreement is amended as follows:

1.	You will be entitled to receive additional compensation of $4,000.00 per month from September 1999 to December 2000 (inclusive) or until such time as you transfer from the Heidrick & Struggles, Inc. New York office, to assist in the payment of New York lodging expenses relating to your market development and recruitment efforts for the New York office.

2.	Section 9 of the Agreement is hereby restated to read as follows:

“This Agreement, which has been reviewed and approved by our CEO (who has authorized Michael T. Christy to sign this letter on behalf of the Office Managing Partner), contains our entire understanding and can be amended only in writing which is signed by you, your Office Managing Partner, and either the President, the Americas or the CAO of the company. No promises have been made to you which are not set forth in this letter.”

3.	Except as amended above, your Agreement, as amended, remains in full force and effective without change.

To acknowledge your acceptance of this amendment, please sign and return to me the enclosed copy of this letter.

Sincerely yours,

/s/ MARVIN B. BERENBLUM

Marvin B. Berenblum Office Managing Partner

Enclosure

245 Park Avenue New York, NY 10167-0152 Phone: 212/867-9876 FAX: 212/370-9035

Heidrick & Struggles, Inc. Offices in Principal Cities of the World

Ms. Joie A. Gregor

November 15, 1999

Page Two

ACCEPTED:

/s/ JOIE A. GREGOR	11-17-99

Joie A. Gregor	Date

APPROVED:

/s/ DONALD M. KILINSKI	11-17-99

Donald M. Kilinski	Date